Exhibit 32.1

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350 (AS ADOPTED

PURSUANT TO SECTION 906 OF THE

SARBANES-OXLEY ACT OF 2002)

In connection with the Quarterly Report of Wal-Mart Stores, Inc. (the “Company”) on Form 10-Q for the period ending July 31, 2007 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, H. Lee Scott, Jr., President and Chief Executive Officer of the Company, certify to my knowledge and in my capacity as an officer of the Company, pursuant to 18 U.S.C. 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

1. The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company as of the dates and for the periods expressed in the Report.

IN WITNESS WHEREOF, the undersigned has executed this Certificate, effective as of September 10, 2007.

/s/ H. Lee Scott, Jr.
H. Lee Scott, Jr. President and Chief Executive Officer

A signed original of this written statement required by Section 906 has been provided to Wal-Mart Stores, Inc. and will be retained by Wal-Mart Stores, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.